UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ____)

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

NUGENEREX IMMUNO-ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

NUGENEREX-IMUNNO-ONCOLOGY, INC.

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

To the Stockholders of NuGenerex Immuno-Oncology, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of NuGenerex Immuno-Oncology, Inc, a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with action taken on May 21, 2021 by written consent, pursuant to Section 228 of the Delaware General Corporation Law, of the stockholder who has the authority to vote a majority of the issued and outstanding shares of common stock, par value $0.001 per share, to amend of our Amended and Restated Certificate of Incorporation to:

change the number and classification of the authorized shares of the Company from 750,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share to 235,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 500,000,000 shares of Class B Common Stock, $0.001 par value per share (the “Class B Common Stock”) and 25,000,000 shares of preferred stock, par value $0.001 per share.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. Our Board of Directors has unanimously approved the above actions.

The amendment to our Certificate of Incorporation will not be effective until filed with the Delaware Secretary of State. We intend to file the amendment to our Certificate of Incorporation not less than twenty (20) calendar days after the accompanying Information Statement is first mailed to our stockholders.

No action is required by you. The accompanying Information Statement is furnished to you only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to you on or about May 21 , 2021.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The holders of a majority of our outstanding shares of common stock have voted to approve the actions described herein by written consent in lieu of a meeting. Such written consent is sufficient to satisfy the stockholder vote requirement under DELAWARE law, and no additional votes will consequently be needed to approve these actions.

The Information Statement is also available at the Securities and Exchange Commission’s website, www.sec.gov.

Dated: May 21, 2021	Sincerely,

/s/ Joseph Moscato
Joseph Moscato, Chief Executive Officer

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NUGENEREX IMMUNO-ONCOLOGY, INC.

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

INFORMATION STATEMENT

May 21, 2021

This Information Statement is being furnished to stockholders of NuGenerex Immuno-Oncology, Inc., a Delaware corporation ( the “Company,” “we,” “us,” or “our”) to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders. This action is the adoption of an amendment (the “Charter Amendment”) to our certificate of incorporation (the “Certificate of Incorporation”) to change the number and classification of the authorized shares of the Company from 750,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share to 235,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 500,000,000 shares of Class B Common Stock, $0.001 par value per share (the “Class B Common Stock”) and 25,000,000 shares of preferred stock, $0.001 par value per share.

The Charter Amendment requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon.

There are no rights of appraisal or similar rights of dissenters with respect to the Charter Amendment.

A copy of the Charter Amendment is attached to this Information Statement as Appendix A.

We are sending this Information Statement to our stockholders of record as of the close of business on May 21, 2021 (the “Record Date”). As of such date, there were outstanding 101,196,670 shares of our common stock. The holders of our outstanding shares of common stock are entitled to one vote per share registered in their names on our books at the close of business on such date.

Our Board of Directors, has on May 20, 2021, approved, and Generex Biotechnology Corporation, our parent (the “Majority Stockholder”), which held an aggregate of 64,153,151 shares (approximately 63.4%) of our outstanding shares of common stock on May 21, 2021, has consented in writing to, the Charter Amendment. Accordingly, all corporate actions necessary to authorize the Charter Amendment have been taken. Under Section 228 of the Delaware General Corporation Law (as the same may be supplemented or amended from time to time, the “DGCL”), any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting. Prompt notice of the approval of the Charter Amendment must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting. This information statement constitutes the notice required by Section 228 of the DGCL.

In accordance with the regulations under the Securities Exchange Act of 1934, as amended, the Charter Amendment will not become effective until at least twenty (20) days after we have furnished this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the Charter Amendment with the Delaware Secretary of State. The Charter Amendment will become effective upon its filing with the Delaware Secretary of State.

 PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our executive offices are located at 10102 USA Today Way, Miramar, Florida 33025.

This Information Statement is first being sent or given to the holders of our outstanding shares of common stock and the holders of our Series A Super Voting Preferred Stock, our only classes of voting securities outstanding, on or about May 21, 2021. Each holder of record of shares of our shares of common stock at the close of business on May 21, 2021, is entitled to receive a copy of this Information Statement.

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FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and a majority of the stockholders entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as Appendix A and the documents incorporated by reference in this Information Statement.

Q:	WHY AREN’T WE HOLDING A MEETING OF STOCKHOLDERS?

A:	Our Board of Directors has already approved the Charter Amendment and has received the written consent of a majority of the voting interests entitled to vote on such actions. Under the DGCL these actions may be approved by the written consent of a majority of the voting interests entitled to vote on such matters. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:	WHAT ARE THE PURPOSES OF THE CHANGES IN OUR AUTHORIZED CAPITAL STOCK?

A:

The purposes of the Charter Amendment are to reclassify our authorized common stock as the Class A Common Stock and Class B Common Stock so that we may issue the Class B Common Stock in our proposed initial public offering (the “IPO”) and increase the number of our authorized preferred stock for raising capital for general corporate purposes and funding our research and development projects. At the present time, we have no plans, proposals or arrangements, written or otherwise, to issue any of the additional shares of our preferred stock that will become available as a result of the increase in our authorized preferred stock. Upon effectiveness of the Charter Amendment all of the currently issued and outstanding shares of our common stock will be Class A Common Stock. Only the Class B Common Stock are being offered in the IPO. It is a requirement of the closing of the IPO that the Class B Common Stock are listed on Nasdaq. We have no current plans to list the Class A Common Stock on Nasdaq or any other national securities exchange. The Class A Common Stock automatically converts into Class B Stock 18 months after the closing of the IPO. Also, the Company may convert all or a portion of the Class A Common Stock into Class B Common Stock at any time during the period that begins 270 days after the IPO closing date and ends the day prior to the 18 month anniversary date of the IPO closing date. The Company will base any decision to convert the Class A Common Stock to Class B Common Stock on prevailing market conditions and on whether or not such conversion is in the best interest of the Company and its shareholders.

In connection with the IPO, on September 14, 2020 we filed a registration statement on Form S-1 (No. 333-248789) that was amended on May 19, 2021 by pre-effective Amendment No.1 and May 20, 2021 by pre-ffective Amendment No.2 (as amended, the “Registration Statement”) that contains a preliminary prospectus that offers potential investors up to 555,555,556 units (excluding the exercise of the underwriter’s overallotment option) at an assumed offering price of $9 per unit ($50,000,004 in aggregate) consisting of one share of Class B Common Stock (the “Offering”). The actual offering price and number of units offered will be determined between us and the underwriter prior to the closing of the Offering. The Class A Common Stock and the Class B Common Stock have identical rights and privileges, except the Class A Common Stock is subject to conversion into shares of Class B Common Stock as described below and the Class B Common Shares have a liquidation preference over the Class A Common Stock. The Charter Amendment will need to be effective prior to the effectiveness of the Registration Statement and the closing of the IPO. The terms of the Class A Common Stock and the Class B Common Stock are described below and in the Registration Statement. Copies of the Registration Statement can be obtained on the Securities and Exchange Commission (“SEC”) website at (http://www.sec.gov). This Information Statement is being provided to Stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

The Board of Directors will have the power to issue shares of preferred stock in one or more other classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of the holders of our common stock. Depending upon the exact terms, limitations and relative rights and preferences, of the shares of our preferred stock as determined by the Board of Directors at the time of issuance, the holders of shares of our preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of preferred stock into shares of our common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of our common stock. Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board of Directors. In addition, the approval of the holders of shares of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Q:	CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:	No. Under the DGCL, you are not entitled to appraisal and purchase of your stock as a result of the Charter Amendment.

Q:	WHO WILL PAY THE COSTS OF THE CHARTER AMENDMENT?

A:	We will pay all of the costs of the Charter Amendment, including distributing this Information Statement. To the extent applicable, we may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our shares of common stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Charter Amendment.

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AMENDMENT OF CERTIFICATE OF INCORPORATION

Our Board of Directors and Majority Stockholder have approved the Charter Amendment to change the number and classification of the authorized shares of the Company from 750,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share to 235,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 500,000,000 shares of Class B Common Stock, $0.001 par value per share (the “Class B Common Stock”) and 25,000,000 shares of preferred stock, par value $0.001 per share.

 We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is mailed to our stockholders, the Charter Amendment effectuating the above-described amendment with the Delaware Secretary of State. The Charter Amendment will become effective on the date it is accepted for filing with the Delaware Secretary of State. It is presently contemplated that such filing will be made on or after June 9, 2021.

CHANGE IN AUTHORIZED CAPITAL STOCK

Our Certificate of Incorporation authorizes us to issue 750,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors and the Majority Stockholder have approved the Charter Amendment to increase our authorized capitalization to change the authorized capital to 235,000,000 shares of Class A Common Stock, par value $0.001 per share; 500,000,000 shares of Class B Common Stock, $0.001 par value per share; and 25,000,000 shares of preferred stock. As of the date hereof, there are 101,196,670 shares of common stock issued and outstanding and 100,000 shares of Series A Super Voting Preferred Stock issued and outstanding. The shares common stock are not in arrears as to dividends or otherwise in default.

The change in authorized capital in combination with the IPO will have an immediate effect on the rights of our existing stockholders. Upon the effectiveness of the Charter Amendment all of the existing stockholders will become holders of Class A Common Stock and will have subordinate liquidation rights to the holders of Class B Common Stock. In the event of the liquidation, dissolution or winding up of our business, after the payment of all of our debts and other liabilities and subject to the prior rights of the holders of our preferred stock, holders of Class B Common Stock will have the right to receive distributions of $11.00 per share of their Class B Common Stock before any payment is made to holders of Class A Common Stock and then the Class A Common Stock and Class B Common Stock shall receive any remaining distributions pro rata on an equal priority, pari passu basis. This may significantly dilute the rights of the current stockholders to any future liquidation proceeds of the Company. However, our Board of Directors will have the authority to issue authorized shares of common stock or preferred stock at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or applicable stock exchange regulations. At the present time, we have no plans, proposals or arrangements, written or otherwise, to issue any of the additional shares of our preferred stock that will become available as a result of the increase in our authorized preferred stock.

Description of Securities

General. We are a Delaware corporation, and our affairs are governed by our Certificate of Incorporation, our by-laws and the DGCL. The following are summary descriptions relating to the Class A Common Stock, the Class B Common Stock, our Super Voting Preferred Stock, our blank check preferred stock and certain relevant provisions of the DGCL and does not purport to be complete and is qualified in its entirety by the description of such securities contained in the Charter Amendment, our Certificate of Incorporation and by-laws and the Registration Statement.

Our Board of Directors believes that the change in authorized capital is necessary in order to complete the Offering and to provide us with a greater degree of flexibility to issue shares of preferred stock, without the expense and delay of a special stockholders’ meeting, in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. At the present time, we have no plans, proposals or arrangements, written or otherwise, to issue any of the shares of our preferred stock, that will become available as a result of the increase in our authorized preferred stock.

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Class A Common Stock. The holders of our Class A Common Stock are entitled to the following rights:

• Voting Rights: Each share of our Class A Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Class A Common Stock are not entitled to cumulative voting rights with respect to the election of directors.

• Dividend Rights: Subject to limitations under the DGCL and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our Class A Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor

• Company Conversion Rights: During the period that begins on the date that is 270 days from the IPO Date, and ends on the date that is one day earlier than 18 months from the IPO Closing Date, the Company may convert all or a portion of the Class A Common Stock into a number of shares of Class B Common Stock equal to the product obtained by multiplying the Conversion Rate on the date of such conversion by the number of shares of Class A Common Stock to be converted on such date. However, notwithstanding anything to the contrary stated above, upon the listing of the Class A Common Stock on any national stock exchange, the Class A Common Stock shall no longer be convertible into Class B Common Stock.

• Automatic Conversion: On the date that is 18 months from the IPO Date, all of the outstanding shares of Class A Common Stock will be automatically converted into a number of shares of Class B Common Stock equal to the product obtained by multiplying the Conversion Rate on such date by the number of shares of Class A Common Stock outstanding on such date.

“Conversion Rate” means for any date of calculation, the quotient obtained by dividing the Class A Price for such date by the Class B Price for such date.

“Class A Price” means for any date of calculation, the volume-weighted average of prices measured in hundredths of cents of a share of the Class A Stock on the OTC Pink Sheets (or other principal market on which such shares are then traded) for the ten (10) consecutive trading days immediately prior to such date of calculation.

“Class B Price” means for any date of calculation, the volume-weighted average of prices measured in hundredths of cents of a share of the Class B Stock on the Nasdaq Capital Market (or other principal market on which such shares are then traded) for the ten (10) consecutive trading days immediately prior to such date of calculation.

“IPO Date” means the closing date of the IPO.

•  Liquidation Rights: In the event of the liquidation, dissolution or winding up of our business, after the payment of all of our debts and other liabilities and subject to the prior rights of the holders of our preferred stock and certain rights of the holders of Class B Common Stock as described below, holders of Class A Common Stock will have the right to receive distributions of of liquidation proceeds along with the Class B Common Stock, pro rata on an equal priority, pari passu basis.

Class B Common Stock. The holders of our Class B Common Stock are entitled to the same rights, privileges and limitations as the Class A Common stock, except as follows:

•  Liquidation Rights: In the event of the liquidation, dissolution or winding up of our business, after the payment of all of our debts and other liabilities and subject to the prior rights of the holders of our preferred stock, holders of Class B Common Stock will have the right to receive distributions of $11.00 per share of their Class B Common Stock before any payment is made to holders of Class A Common Stock and then the Class A Common Stock and Class B Common Stock shall receive any remaining distributions pro rata on an equal priority, pari passu basis.

•  Voting Rights: So long as any shares of Class B Common Stock remain outstanding, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, or repeal any provision of the Certificate of Incorporation or the bylaws that materially and adversely affects the rights of the holders of the Class B Common Stock.

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•  Conversion Rights: The Class B Common Stock is not convertible into any security.

Series A Super Voting Preferred Stock. The holders of our Series A Super Voting Preferred Stock are entitled to 3,000 votes per share and vote with our Class A Common Stock and Class B Common Stock collectively as a single class on all matters to be voted or consented upon by the stockholders. The Series A Super Voting Preferred Stock have no dividend, liquidation, conversion or redemption rights. The Majority Stockholder owns all of the issued and outstanding shares (100,000) of the Series A Super Voting Preferred Stock.

Blank Check Preferred Stock. After the effectiveness of the Charter Amendment completion of the Offering, 24,900,000 shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Shares of preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

We do not have any current plans, proposals or arrangements, written or otherwise, to create or issue any additional shares of preferred stock using the “blank check” authority afforded our Board of Directors by our Certificate of Incorporation. However, our Board of Directors believes that this authority is beneficial because it provides us with increased flexibility in pursuit of equity financing. Having authorized “blank check” preferred stock permits us to issue preferred stock for purposes that may be identified in the future, including (i) to raise additional capital or (ii) to engage in a range of investment and strategic opportunities through equity financings. The shares of preferred stock permit our Board of Directors to undertake the foregoing actions on an expedited basis, without the delay and expense ordinarily attendant on obtaining further shareholder approvals. In addition, our Board of Directors believes that the having authorized “blank check” preferred stock improves our ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in shares of common stock.

The issuance of additional preferred stock could affect the relative rights of the holders of our shares of common stock. Depending on the exact powers, preferences and rights, if any, of the preferred stock as determined by our Board of Directors at the time of issuance, the voting power and economic interest of the holders of our shares of common stock may be diluted (within the limits imposed by applicable law or the rules of any exchange on which our securities may be listed on). For example, the holders of preferred stock may be entitled to (i) certain preferences over the holders of our shares of common stock with respect to dividends or the power to approve the declaration of a dividend, (ii) in the event of liquidation of our company, receive a certain amount per share of their preferred stock before the holders of our shares of common stock receive any distribution, (iii) rights to convert their preferred stock into shares of common stock, and (iv) voting rights which would tend to dilute the voting rights of the holders of our shares of common stock. The aforementioned are only examples of how additional shares of our preferred stock, if issued, could result in:

●	Reduction of the amount of funds otherwise available for payment of dividends on our shares of common stock;

●	Restrictions on dividends on our shares of common stock;

●	Dilution of the voting power of our shares of common stock; and

●	Restrictions on the rights of holders of our shares of common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

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Possible Anti-Takeover Effects of the Proposed Increase in Authorized Preferred Stock

The increase in authorized number of shares of preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Authorized and unissued shares of preferred stock could be issued (within the limits imposed by applicable law or the rules of any exchange on which our securities may be listed on) in one or more transactions. Any such issuance of additional shares of preferred stock could, depending on the terms of the class or series, have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The Charter Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of us. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

No Dissenters’ Rights

Under the DGCL and our Certificate of Incorporation, holders of our voting securities are not entitled to any rights of appraisal or similar rights of dissenters with respect to the Charter Amendment.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report (our “Annual Report”) on Form 10-K for the year ended July 31, 2020, are incorporated herein by reference.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Report on Form 10-Q (our “Quarterly Report”) for the quarterly period ended July 31, 2021 are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Item 2 of Part II of our Quarterly Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, our only outstanding class of voting stock, known by us as of the Record Date, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Unless otherwise noted, the address of each person below is c/o NuGenerex Immuno-Oncology, Inc., 10102 USA Today Way, Miramar, Florida 33025.

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Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Directors and Executive Officers

Joseph Moscato(3)	2,997,295	3.0%
Eric von Hofe)	—	—
Mark Corrao	—	—
Dr. Jason B. Terrell, MD	—	—
Anthony Crisci, Esq., CPA	—	—
Richard Purcell	—	—
Dr. Craig Eagle, M	—	—
Dr. Marvin Hausman, MD.	—	—
Carol Nacy, Ph.D Thomas Leonard, MPA	—	—
Brian T. McGee	—	—
All directors and executive officers as a group	2,997,295	3.0%
5% Shareholders
Generex Biotechnology Corporation	64,153,151	63.4%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. For this purpose, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) the power to vote, or to direct the voting of, such security and/or (b) the power to dispose, or to direct the disposition of, such security. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentages based upon 101,196,670 shares of common stock outstanding as of the Record Date. (
(3)	2,793,975 shares of which are owned by Friends of Generex Biotech Investment Trust, of which Joe Moscato is trustee.

(4)	Generex Biotechnology Corporation is also the beneficial owner of 100,000 share of Series A Super Voting Preferred Stock, which is entitled to vote with the Company’s common stock at a rate of 3,000 per share.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Charter Amendment, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed Charter Amendment.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E, Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov ) that contains reports, information statements and other information regarding issuers, including the Company, that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of these filings, at no cost, by writing NuGenerex Immuno-Onclolgy, Inc. at 10102 USA Today Way, Miramar, Florida 33025 or telephoning the Company at (416) 364-2551. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders participate in the practice of “householding” proxy statements, annual reports and information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this Information Statement to any stockholder upon written or oral request. To make such a request, please contact us at 10102 USA Today Way, Miramar, Florida 3302, Attn: Joseph Moscato, Telephone: (416) 364-2551. Any stockholder who wants to receive separate copies of our proxy statement, annual report and information statements in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

This Information Statement is provided to the Stockholders only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Dated: May 21, 2021	NuGenerex Immuno-Oncology, Inc.

/s/ Joseph Moscato
Joseph Moscato
Chief Executive Officer

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Appendix A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

NuGenerex Immuno-Oncology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That the Board of Directors of the Corporation., by unanimous written consent, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said Corporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and seeking the written consent of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by deleting ARTICLE FOURTH of the Certificate of Incorporation in its entirety and replacing such deleted language with the following:

“FOURTH: A. Classes of Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is 760,000,000 shares, consisting of the following: 235,000,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), 500,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and 25,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B. Rights of Preferred Stock. The preferred stock may be issued in one or more series and may have preferences as to dividends and to liquidation of the Corporation. The Board of Directors of the Corporation shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock or any series thereof.

C. Rights of Class A Common Stock and Class B Common Stock. The rights, preferences, privileges, restrictions and other matters relating to the Class A Common Stock and Class B Common Stock are as follows:

1. Voting Rights.

(a) Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

(b) So long as any shares of Class B Common Stock remain outstanding, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation that materially and adversely affects the rights of the holders of the Class B Common Stock.

(d) Except as otherwise expressly provided herein, the holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders.

2. Dividends.

Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, all such dividends as may be declared from time to time by the Board. Any dividends whether cash or in kind paid to the holders of Common Stock shall be paid to the holders of Class A Common Stock and Class B Common Stock pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock treated adversely, voting separately as a class.

3. Subdivision or Combination.

If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

4. Preemptive Rights.

No holder of shares of Common Stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

5. Optional Conversion

During the period that begins on the date that is 270 days from the IPO Date, and ends on the date that is one day earlier than 18 months from the IPO Closing Date, the Company may convert all or a portion of the Class A Common Stock into a number of shares of Class B Common Stock equal to the product obtained by multiplying the Conversion Rate on the date of such conversion by the number of shares of Class A Common Stock to be converted on such date. However, notwithstanding anything to the contrary stated above, upon the listing of the Class A Common Stock on any national stock exchange, the Class A Common Stock shall no longer be convertible into Class B Common Stock.

“Conversion Rate” means for any date of calculation, the quotient obtained by dividing the Class A Price for such date by the Class B Price for such date.

“Class A Price” means for any date of calculation, the volume-weighted average of prices measured in hundredths of cents of a share of the Class A Common Stock on the OTC Pink Sheets (or other principal market on which such shares are then traded) for the 10 consecutive trading days immediately prior to such date of calculation.

“Class B Price” means for any date of calculation, the volume-weighted average of prices measured in hundredths of cents of a share of the Class B Common Stock on the Nasdaq Capital Market (or other principal market on which such shares are then traded) for the 10 consecutive trading days immediately prior to such date of calculation.

“IPO Date” means the closing date of the initial public offering of the Class B Common Stock.

6. Automatic Conversion.

On the date that is 18 months from the IPO Date, all of the outstanding shares of Class A Common Stock will be automatically converted into a number of shares of Class B Common Stock equal to the product obtained by multiplying the Conversion Rate on such date by the number of shares of Class A Common Stock outstanding on such date.

7. Liquidation Rights.

In the event of the liquidation, dissolution or winding up of the business of the Corporation, after the payment of all of the Corporation’s debts and other liabilities and subject to the prior rights of the holders of the Corporation’s Preferred Stock, the holders of the Class B Common Stock will have the right to receive distributions of $11.00 per share of their Class B Common Stock before any payment is made to the holders of the Class A Common Stock and then the Class A Common Stock and Class B Common Stock shall receive any remaining distributions pro rata on an equal priority, pari passu basis.

SECOND: That thereafter, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, approved of the proposed amendment by written consent in lieu of a meeting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed on June [*], 2021.

NuGenerex Immuno-Oncology, Inc.

By:	/s/ Joseph Moscato
Name: Joseph Moscato
Title: Chief Executive Officer

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